Exhibit 99.1

ClearSign Technologies Corporation Announces Board Transitions

Tulsa, OK, February 23, 2023 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy and operational efficiency, and safety while dramatically reducing emissions, today announces that Susanne Meline is stepping down from the ClearSign Board of Directors. Concurrently, the Company announces the appointment of industry veteran Catharine de Lacy to the open board position.

Catharine de Lacy is a widely recognized expert in ESG/Sustainability initiatives, public affairs, corporate governance, and risk management. She is known for her track record working with companies to enhance relationships with regulatory authorities, investors, suppliers and customers and reduce cycle time to market for new products. Ms. de Lacy is well versed across diverse industries having worked for both public and privately held companies including Albemarle Corporation, the Clorox Corp., Sun Products, Cabot Corp, AlliedSignal, and Occidental Petroleum Corp. in her capacities of a Corporate Officer and Global VP.

Catharine is the co-founder and Managing Director of Riar Associates, LLC, a management consultancy where she continues to work as a business advisor and subject matter expert on ESG, sustainability, business strategy, public policy and advocacy, communications, and risk management matters for public and private companies, banking and investment firms, professional services firms, and nonprofit organizations. She is a former board member of TORC Oil & Gas, Ltd. (TSX:TOG), and is currently serving as a board member of privately-held NTES LLC, which provides strategic, financial, and operations management expertise in evolving energy markets and real estate investment; a member of the Environmental Law Institute’s Leadership Council; and in the Executive Advisory Council of the Responsible Battery Coalition. Ms. de Lacy also regularly contributes to ESG educational programs as a board member of the National Association of Corporate Directors’ Carolinas Chapter and leads its Member Engagement Committee. She holds a Board Certificate in ESG from UC Berkeley’s Law School, is a Certified Director through the Harvard Business School, holds a certificate in Risk Governance from the DCRO, and is also a Qualified Risk Director®. Ms. de Lacy received a B.A. from Merrimack College, and an M.S. from Tufts University.

“I want to thank Susanne for her five years of service and support of ClearSign,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “Over her tenure, Susanne has led every board committee at ClearSign, including serving as our Lead Independent Director, and has been integral to achieving the best possible results in all of our capital raises. I have appreciated her voice and counsel over the years and believe she has left the company in a good position to further our commercial growth,” continued Dr. Deller.

“I am very pleased to welcome Catharine de Lacy to the ClearSign board. I look forward to working with her and the benefits of adding her industry experience and ESG-related capabilities to our collective board expertise,” said Jim Deller, Ph.D.

“I am proud of the advancements that ClearSign has made over my time serving on Board,” said Susanne Meline. “I am excited about the addition of Catharine to the Board, and her potential to assist the Company’s future commercial growth including connecting with customers, resources, investors and other constituents who seek out the Company, its securities and its products not only for their own merit but also due to their ability to reduce the emission of toxic airborne pollutants. The recent sales of boiler burners show that business segment is starting to gain traction while the continued execution of commercial orders in process burners will help the proliferation of the Company’s technology. I have full confidence in Jim Deller’s leadership and look forward to the contributions that Catharine de Lacy can bring to the Board and Company.”

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our ability to successfully install our burners in the California market and complete the anticipated ultra-low NOx boiler burners installation within the expected time frame, our ability to further expand the sale of ultra-low NOx boiler burners, our ability to successfully enter the medical and business waste services, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com